     As filed with the Securities and Exchange Commission on June 15, 2001.
                                                      REGISTRATION NO. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                            WIT SOUNDVIEW GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                               13-3900397
    (State or other jurisdiction of                   (IRS Employer
     incorporation or organization)                Identification No.)

                                  -------------
                           826 BROADWAY, SEVENTH FLOOR
                            NEW YORK, NEW YORK 10003
                                 (212) 253-4400
          (Address, including zip code, of Principal Executive Offices)
                                 --------------

                              STOCK INCENTIVE PLAN

                            (Full title of the plan)

                                  -------------
                                  MARK F. LOEHR
                             CHIEF EXECUTIVE OFFICER
                            WIT SOUNDVIEW GROUP, INC.
                           826 BROADWAY, SEVENTH FLOOR
                            NEW YORK, NEW YORK 10003
                                 (212) 253-4400
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                                  -------------
                                   COPIES TO:
                            STEPHEN P. FARRELL, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6050
                               FAX: (212) 309-6273

                         CALCULATION OF REGISTRATION FEE


=================================================================================
                                               PROPOSED   PROPOSED
                                               MAXIMUM     MAXIMUM
                                NUMBER OF      OFFERING   AGGREGATE  AMOUNT OF
   TITLE OF SECURITIES TO     SHARES TO BE    PRICE PER   OFFERING   REGISTRATION
     BE REGISTERED (1)       REGISTERED (2)     SHARE       PRICE       FEE

Common Stock, par value
$.01 per share, reserved
for the future grant of
options under the Stock
Incentive Plan                 29,850,000    $ 2.65 (3)  $79,102,500   $19,775.63
---------------------------------------------------------------------------------


(1) The securities registered include the associated rights to purchase preferred stock.
(2) Pursuant to Rule 416(a), the number of shares previously registered include an indeterminate number of additional shares of common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Stock Incentive Plan.
(3) Calculated pursuant to Rule 457(c) and (h), based upon the average of the high and low prieces for the common stock as reported on the Nasdaq National Market for June 13, 2001.

                                EXPLANATORY NOTE


       This registration statement includes a form of prospectus to be used by certain individuals, who may be deemed to be affiliates, and other current or former employees of Wit SoundView Group, Inc. in connection with the resale of shares of common stock which shares were registered pursuant to this registration statement and previously filed registration statements.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     PLAN INFORMATION.*

Item 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

      * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Explanatory Note to Part I of this Form S-8.

Prospectus




                                10,762,164 Shares



                            WIT SOUNDVIEW GROUP, INC.



                                  Common Stock


                               ------------------



      We are a technology-focused investment banking firm. This prospectus relates to the resale of our common stock by our officers and directors and others who may be in a control relationship with us and by certain of our employees. The common stock which may be sold has previously been acquired, or will be acquired, by these individuals under written compensation contracts or upon exercise of options granted to them under our Stock Incentive Plan. The Stock Incentive Plan amended and restated the Stock Option and Restricted Stock Purchase Plan, effective March 1, 1999.


      We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.


      Our common stock is quoted on the Nasdaq National Market (Symbol:
WITC). On June 13, 2001, the closing price of the common stock was $2.65 per share.


      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



            The date of this supplemented prospectus is June 15, 2001

      We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

      We have filed a registration statement on Form S-8 in respect of the common stock offered by this prospectus with the Securities and Exchange Commission under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.

                       WHERE YOU CAN FIND MORE INFORMATION

      We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, N.Y. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

      The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

      o     Our periodic report on Form 8-K filed with the SEC on June 5, 2001;

      o Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2001 (File Number 000-26225) filed with the SEC on May 15, 2001;

      o Our annual report on Form 10-K for the year ended December 31, 2000 (File Number 000-26225) filed with the SEC on April 2, 2001; and

      o Our Form 8-A filed with the SEC on June 1, 1999, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.



      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                            Wit SoundView Group, Inc.
                           826 Broadway, Seventh Floor
                            New York, New York 10003
                              Attention: Secretary
                                  212-253-4400
                                -----------------

     Information on our website is not part of this supplemented prospectus.

                                  OUR BUSINESS

      We are a technology-focused investment banking firm that provides services to an institutional and issuer client base. Wit SoundView Group, Inc. was established to address the opportunities and challenges posed by our rapidly changing economy and employs technology industry specialists who focus our efforts and expertise on this sector. We also seek to develop new investment banking products and services that use technology and the Internet to better serve our issuer and institutional client needs.

      We offer services to a wide array of technology clients from start-ups to industry leaders. We seek to be involved in every aspect of the capital raising process, whether through venture capital investing or public or private equity financing. We advise our clients in a variety of areas ranging from business strategy to mergers and acquisitions. We are committed to serving our global institutional investor client base through our industry-focused research, sales and trading functions.

      In parallel with our investment banking activities we bring investment opportunities to the individual investor, which we believe has become an integral component of the capital raising and investment process. Through a strategic alliance with E*TRADE Group, Inc., we will offer individual investors access to public offerings and other investment banking products. We believe that the combination of our strong institutional base with E*TRADE Group, Inc.'s online retail base will provide a powerful distribution channel to connect our issuer clients with investors.


                                    PROCEEDS

      We will not receive any of the proceeds from the sale of the shares of our common stock by the individuals named herein.

                              SELLING STOCKHOLDERS

      The following table identifies our executive officers and directors as well as certain of our current and former employees, any of whom may use this prospectus to sell our common stock. We do not know whether the individuals listed below will sell any or all of their shares covered by this prospectus. Assuming all such shares are sold by them, none of the individuals would own one percent (1%) or more of our common stock.


                                                           AS OF MAY 31, 2001                 AS OF SEPTEMBER 30, 2001
                                                 -------------------------------------        ------------------------
                                                                      NUMBER OF SHARES            NUMBER OF SHARES
                                                    NUMBER OF          COVERED BY THIS             COVERED BY THIS
                                                 SHARES OWNED(1)         PROSPECTUS                  PROSPECTUS
                                                 -----------------   -----------------        ------------------------
Brian Bristol
Head of Investment Banking
(since 2000)                                         1,884,154(2)        270,739                     321,457

Edward A. Bugniazet
Managing Director and Head of Trading and
Sales Trading
(since 2001)                                         1,394,812           271,504                     326,486

Russell Crabs
President and Director
(since 2000)                                         3,631,579(3)        613,996                     735,621

Daniel I. DeWolf
Senior Vice President and Director of
Venture Capital Fund Group
(since 1999)                                           188,000            43,751                      52,500

Lloyd H. Feller
Senior Vice President and General Counsel
(since 1999)                                           835,000           379,688(4)                  431,875

Andrew D. Klein
Chief Strategist and Director of
International Development
(since 1996)                                         3,817,637            56,250                      71,875

Robert H. Lessin
Chairman and Director
(since 1998)                                         6,699,965         4,318,750(5)                4,425,000

Mark Loehr
Chief Executive Officer and Director
(since 1999)                                         2,421,000           720,314(6)                  865,626


                                                           AS OF MAY 31, 2001                 AS OF SEPTEMBER 30, 2001
                                                 -------------------------------------        ------------------------
                                                                      NUMBER OF SHARES            NUMBER OF SHARES
                                                    NUMBER OF          COVERED BY THIS             COVERED BY THIS
                                                 SHARES OWNED(1)         PROSPECTUS                  PROSPECTUS
                                                 -----------------   -----------------        ------------------------
John W. Palmer
Senior Vice President and Chief Information
Officer
(since 2000)                                           420,000           127,192(7)                  148,754

Elizabeth Schimel
Senior Vice President and Director of
Business Development
(since 1999)                                           182,500            72,500(8)                   84,375

Curtis Snyder
Senior Vice President and Chief Financial
Officer
(since 2000)                                           989,291           126,719                     176,063

Kris Tuttle
Managing Director and Head of Research
(since 2001)                                         1,537,723           234,774                     314,607


                                   NUMBER OF SHARES COVERED
                                      BY THIS PROSPECTUS
                                   ------------------------

Other Employees and Former Employees
------------------------------------
Susan J. Berkowitz(9)                       61,250
Jon Cappadona(9)                               219
Rachel Cuite(9)                                438
Paul Ezekiel(10)                           180,833
William C. Feeley(9)                        14,169
Charles Hall(9)                            211,456
Everett F. Lang(9)                          59,196
Sheri Lerea(9)                                 219
George M. Lieberman(9)                      27,057
Pamela MacDonald(9)                            438
Jimmy Matheos(9)                               219
Kyle McNamara(9)                               219
Joanne Medvecky(9)                           2,916
Robert C. Mendelson(9)                      57,239
Christopher Mulligan(11)                   235,520
Ronald Readmond(9)(12)                   1,932,000
Harry Silver(9)                             17,500
Nancy Hernandez Toste(9)                     1,787
Rahul Vaid(9)                                5,250

----------

(1) Based on ownership as of January 31, 2001. Includes shares issuable to the named individuals upon exercise of currently outstanding options under the Stock Incentive Plan, whether or not presently exercisable, and shares issued to them under written compensation agreements.

(2) This amount includes 283,631 shares owned by Mr. Bristol in the Wit SoundView Group, Inc. 401(k) plan.

(3) This amount includes 256,186 shares owned by Mr. Crabs in the Wit SoundView Group, Inc. 401(k) plan.

(4) This amount consists of 255,938 shares owned by Mr. Feller and 123,750 shares subject to exercisable options. In addition, Mr. Feller also owns an additional 199,063 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(5) Mr. Lessin's ability to sell his shares is restricted by contract. Under the relevant contractual provision, he cannot sell, in any calendar year, more than the sum of one-half of the total number of shares he is permitted to sell under Rule 144 under the Securities Act, plus a percentage of any share amount sold by Capital Z Financial Services Fund II, L.P. in that year, plus any allowable transfer amount carried over from a previous year. If this restriction is waived at any time, Mr. Lessin may use this prospectus to sell all of these shares.

(6) Mr. Loehr also owns an additional 382,812 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(7) This amount consists of 50,000 shares owned by Mr. Palmer and 77,192 shares subject to exercisable options. In addition, Mr. Palmer also owns an additional 25,000 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(8) This amount consists of 20,000 shares owned by Ms. Schimel and 52,500 shares subject to exercisable options. In addition, Ms. Schimel also owns an additional 20,000 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(9) No longer employed by us.

(10) 79,114 shares are still subject to repurchase by us.

(11) 133,665 shares are still subject to repurchase by us.

(12) Mr. Readmond's ability to sell his shares is restricted by contract. Under the relevant contractual provision, he cannot sell, in any calendar year, more than the sum of one-half of the total number of shares he is permitted to sell under Rule 144 under the Securities Act, plus a percentage of any share amount sold by Capital Z Financial Services Fund II, L.P. in that year, plus any allowable transfer amount carried over from a previous year. If this restriction is waived at any time, Mr. Readmond may use this prospectus to sell all of these shares.

                              PLAN OF DISTRIBUTION

      The shares of our common stock covered by this prospectus will be sold, if at all, by the individuals named above or donees, pledgees or others on their behalf, and not by us. The shares may be sold from time to time as follows:

      o on the Nasdaq National Market, in the over-the-counter market, or on a national securities exchange (any of which may involve crosses and block transactions);

      o     to purchasers directly;

      o in ordinary brokerage transactions in which the broker solicits purchasers;

      o through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

      o     through the writing of options on the shares;

      o through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

      o through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

      o through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

      o through exchange distributions in accordance with the rules of the applicable exchange;

      o     in any combination of one or more of these methods; or

      o     in any other lawful manner.

      These sales may be made at prices related to the then current market price or otherwise at prices and on terms then prevailing, or in privately negotiated transactions. In effecting sales, a broker or dealer engaged by an individual using this prospectus to sell common stock may arrange for other brokers or dealers to participate in the sale. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rules 144 or 701(g) under the Securities Act may be sold thereunder rather than by this prospectus.

      In connection with distributions of the shares or otherwise, persons using this prospectus to sell common stock may enter into hedging transactions with broker-dealers. In connection with hedging a transaction, a broker-dealer may engage in short sales of shares registered hereunder in the course of hedging the positions it assumes with the seller. The seller may also sell shares short and deliver the shares to close out the short positions. The seller may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of shares we have registered, which the broker-dealer may resell by this prospectus.

      A seller may pay a broker-dealer or an agent compensation in the form of commissions, discounts or concessions. The broker-dealer and any other participating broker-dealer may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

      We may be required to file a supplemented prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller, (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

      We have advised the people identified in this prospectus as potential sellers of common stock that during any period when they may be engaged in a distribution of the shares offered by this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase any security, that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common stock.

      The people identified in this prospectus as potential sellers of common stock offer to sell all, some or none of the shares covered by this prospectus. Because it is possible that a significant number of shares could be sold simultaneously by means of this prospectus, such sales, or the possibility thereof, may have an adverse effect on the market price of our common stock.


                                 INDEMNIFICATION

      Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

      Section 145 of the General Corporation Law of Delaware permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

      Our By-Laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

      We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

      In addition, we have entered into indemnification agreements with our directors and executive officers. Under these agreements, we agree to indemnify each director and officer to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another person or entity for which that director or officer is performing services at our request. We will not indemnify a director or officer for any breach of loyalty to us or to our stockholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under Section 174 of the General Corporation Law of Delaware, or for any transaction for which the director or officer derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the board. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under the Amended and Restated Certificate of Incorporation.


                            VALIDITY OF COMMON STOCK

      The validity of our common stock has been passed upon by Morgan, Lewis & Bockius LLP, New York, New York.


                                     EXPERTS

      The annual consolidated financial statements and schedule of Wit SoundView Group, Inc. incorporated by reference to our annual report on Form 10-K in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of this firm as experts in accounting and auditing. The annual consolidated financial statements and schedule of Wit Capital Japan, Inc. incorporated by reference to our annual report on Form 10-K in this prospectus have been audited by Arthur Andersen, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of this firm as experts in accounting and auditing. The annual consolidated financial statements of E*OFFERING Corp. incorporated by reference to our periodic report on Form 8-K in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of this firm as experts in accounting and auditing. The annual consolidated financial statements of E*OFFERING Corp. incorporated by reference to our periodic report on Form 8-K in this prospectus have been audited by Deloitte & Touche LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by us with the SEC are incorporated by reference into this Registration Statement:

      (a)   Our periodic report on Form 8-K filed with the SEC on June 5, 2001;

      (b) Our quarterly report on Form 10-Q for the quarterly period ended March 31, 2001 (File Number 000-26225) filed with the SEC on May 15, 2001;

      (c) Our annual report on Form 10-K for the year ended December 31, 2000 (File Number 000-26225) filed with the SEC on April 2, 2001; and

      (d) Our Form 8-A filed with the SEC on June 1, 1999, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

      All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     DESCRIPTION OF SECURITIES.

      Not applicable.

Item 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

Item 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted under Delaware law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

      Section 145 of the General Corporation Law of Delaware permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

      Our By-Laws require us to indemnify directors and officers against, to the fullest extent permitted by law, liabilities which they may incur under the circumstances described in the preceding paragraph.

      We plan to maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

      In addition, we have entered into indemnification agreements with our directors and executive officers. Under these agreements, we agree to indemnify each director and officer to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another person or entity for which that director or officer is performing services at our request. We will not indemnify a director or officer for any breach of loyalty to us or to our stockholders, or if the director or officer does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under Section 174 of the General Corporation Law of Delaware, or for any transaction for which the director or officer derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. Our obligation to indemnify and to provide advances for expenses are subject to the approval of a review process with a reviewer to be determined by the board. The rights of directors and officers will not exclude any rights to indemnification otherwise available under law or under the Amended and Restated Certificate of Incorporation.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.


                                  EXHIBIT INDEX

      Exhibit           Description
      -------           -----------

      5.1         Opinion of Morgan, Lewis & Bockius LLP.

      23.1 Consent of Arthur Andersen LLP with regard to the financial statements of Wit SoundView Group, Inc.

      23.2 Consent of Arthur Andersen with regard to the financial statements of Wit Capital Japan, Inc.

      23.3 Consent of Arthur Andersen LLP with regard to the financial statements of E*OFFERING Corp.

      23.4 Consent of Deloitte & Touche LLP with regard to the financial statements of E*OFFERING Corp.

      23.5        Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                  5.1).

      24 Powers of Attorney (included on pages II-5 and II-6 of this Registration Statement).


Item 9. UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 13, 2001.

                          WIT SOUNDVIEW GROUP, INC.


                             By: /s/ Mark F. Loehr
                                ------------------
                                Mark F. Loehr
                                Chief Executive Officer

      Each person whose signature appears below constitutes and appoints Mark F. Loehr his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the dates indicated.

/s/ Mark F. Loehr
-------------------------------                   Chief Executive Officer and
Mark F. Loehr                                     Director                                June 13, 2001


/s/ Robert H. Lessin
-------------------------------                   Chairman
Robert H. Lessin                                  and Director                            June 13, 2001


/s/ Russell D. Crabs
-------------------------------                   Director                                June 13, 2001
Russell D. Crabs


/s/ Andrew D. Klein
-------------------------------                   Director                                June 13, 2001
Andrew D. Klein


-------------------------------                   Director                                June   , 2001
Christos M. Cotsakos

/s/ John H. N. Fisher
-------------------------------                   Director                                June 13, 2001
John H. N. Fisher


-------------------------------                   Director                                June   , 2001
William E. Ford


/s/ Edward H. Fleischman
-------------------------------                   Director                                June 13, 2001
Edward H. Fleischman


/s/ Joseph R. Hardiman
-------------------------------                   Director                                June 13, 2001
Joseph R. Hardiman


-------------------------------                   Director                                June   , 2001
Gilbert C. Maurer


/s/ Curtis L. Snyder
-------------------------------                   Chief Financial Officer                 June 13, 2001
Curtis L. Snyder

                                  EXHIBIT INDEX


      Exhibit             Description
      -------             -----------

      5.1         Opinion of Morgan, Lewis & Bockius LLP.

      23.1 Consent of Arthur Andersen LLP with regard to the financial statements of Wit SoundView Group, Inc.

      23.2 Consent of Arthur Andersen with regard to the financial statements of Wit Capital Japan, Inc.

      23.3 Consent of Arthur Andersen LLP with regard to the financial statements of E*OFFERING Corp.

      23.4 Consent of Deloitte & Touche LLP with regard to the financial statements of E*OFFERING Corp.

      23.5        Consent of Morgan, Lewis & Bockius LLP (included in Exhibit
                  5.1).

      24 Powers of Attorney (included on pages II-5 and II-6 of this Registration Statement).